Exhibit 99.1

InfoSpace Extends Longstanding Partnership with Google

BELLEVUE, Wash., March 31, 2011 – InfoSpace, Inc. (NASDAQ: INSP) today announced it will continue distributing Google search results and advertising content through the InfoSpace network of Web search properties and partner websites, extending their longstanding partnership. The parties entered into a multi-year deal. This will benefit web users by enabling InfoSpace to continue providing comprehensive search results from all the leading search engines through its metasearch technology.

“This is an exciting time at InfoSpace and we are extremely proud to renew our relationship with Google. InfoSpace has compiled the best search results from the Web’s largest search engines for more than 15 years. Our nearly decade long partnership with Google, along with the millions of users that search on our sites, illustrates the significance, strength, and relevance of metasearch today,” said Bill Ruckelshaus, president and acting CEO of InfoSpace.

Under the terms of the agreement, InfoSpace products and users will continue to access world-class content and leading-edge development in search features. InfoSpace expects to maintain similar economic results to those realized under the previous contract with Google.

“Since our first contract with Google, InfoSpace has grown its search business by 250 percent,” Ruckelshaus said. “This renewal demonstrates the value we bring to our users and partners and enables us to maintain our track record of growth. We look forward to continuing to deliver comprehensive and relevant search results to our users worldwide.”

About InfoSpace, Inc.

InfoSpace, Inc., a leading developer of metasearch products, is focused on bringing the best of the Web to Internet users. InfoSpace's proprietary metasearch technology combines the top results from several of the largest online search engines, providing fast and comprehensive search results. InfoSpace sites include Dogpile® (www.dogpile.com), InfoSpace.com®

(www.infospace.com), MetaCrawler® (www.metacrawler.com), WebCrawler®

(www.webcrawler.com), and WebFetch® (www.webfetch.com). InfoSpace's metasearch technology is also available on nearly 100 partner sites, including content, community, and connectivity sites. In addition, the Company operates an e-commerce channel that includes a collection of more than 200 specialty retail stores under the Mercantila®(www.mercantila.com) brand and an innovative online search engine optimization tool, WebPosition® (www.webposition.com). More information may be found at www.infospaceinc.com.

InfoSpace.com, InfoSpace, Dogpile, MetaCrawler, WebCrawler, WebFetch, Mercantila, and other marks are trademarks of InfoSpace, Inc. The names of other companies and products mentioned herein may be the trademarks of their respective owners.

###

Contact: Stacy Ybarra, InfoSpace (425) 709-8127 stacy.ybarra@infospace.com

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations due to various risks and uncertainties including, but not limited to: general economic, industry, and market sector conditions; the timing and extent of market acceptance of developed products and services and related costs; our dependence on companies to distribute our products and services; future acquisitions; and the successful execution of the Company’s strategic initiatives, operating plans, and marketing strategies. In addition, the impact of the changes to the operations of InfoSpace's search business caused by new and changed provisions in Amendment Number Seven to Amended and Restated Google Services Agreement are unknown. InfoSpace's management believes, based on assumptions, limited tests, and current trends in the business, that the economic impact of these changes will be minimal, and may be positive, neutral, or negative. However, if those assumptions are incorrect, the business trends change, or Google were to change the way it does business with InfoSpace, the new and changed provisions in Amendment Number Seven may have a material negative impact on the operations and financial results of InfoSpace. These risks are not dissimilar to those associated with the

Company’s previous partnership with Google. A more detailed description of these and certain other factors that could affect actual results is included in InfoSpace, Inc.'s most recent Annual Report on Form 10-K and subsequent reports filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace, Inc. undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances after the date of this release or to reflect the occurrence of unanticipated events.